UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

Guidewire Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35394	36-4468504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 East Hillsdale Blvd., Suite 800

Foster City, CA 94404

(Address of principal executive offices, including zip code)

(650) 357-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwritten Public Offering of Common Stock

On March 8, 2018, Guidewire Software, Inc. (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Goldman, Sachs & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the underwriters (the “Underwriters”) to issue and sell 2,285,714 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company in a public offering pursuant to a Registration Statement on Form S-3 (File No. 333-223487) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Common Stock Offering”). In addition, the Company granted the Underwriters an option to purchase, for a period of 30 calendar days from March 8, 2018, up to an additional 342,857 shares of Common Stock solely to cover over-allotments. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase the shares of common stock from the Company at a price of $84.21875 per share. The Company estimates that the net proceeds from the Common Stock Offering will be approximately $191.8 million, or approximately $220.7 million if the Underwriters exercise in full their option to purchase the additional shares of Common Stock, after deducting underwriting discounts and estimated offering expenses. All of the shares in the offering are being sold by the Company. The Common Stock Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Underwritten Public Offering of 1.250% Convertible Senior Notes due 2025

On March 8, 2018, the Company entered into an underwriting agreement (the “Note Underwriting Agreement”) with the Underwriters to issue and sell $360.0 million aggregate principal amount of 1.250% Convertible Senior Notes due 2025 (the “Notes”) in a public offering pursuant to the Registration Statement and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Note Offering”). In addition, the Company granted the Underwriters an option to purchase, for a period of 30 calendar days from March 8, 2018, up to an additional $40 million aggregate principal amount of Notes solely to cover over-allotments. The Company estimates that the net proceeds from the Note Offering will be approximately $348.5 million, or approximately $387.3 million if the Underwriters exercise in full their option to purchase the additional Notes, after deducting underwriting discounts and estimated offering expenses. The Note Underwriting Agreement is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes will be issued pursuant to a supplemental indenture to be entered into supplementing the Indenture, anticipated to be dated March 13, 2018, by and between the Company and U.S. Bank National Association, as trustee.

The Common Stock Offering and the Notes Offering are expected to close on or about March 13, 2018, subject to customary closing conditions. In connection with these offerings, the legal opinions as to the legality of the Common Stock and the Notes sold are being filed as Exhibit 5.1 and Exhibit 5.2 to this Current Report on Form 8-K and are incorporated herein and into the Registration Statement by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Common Stock Underwriting Agreement, dated as of March 8, 2018, by and among Guidewire Software, Inc., Goldman, Sachs & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the underwriters.

1.2	Note Underwriting Agreement, dated as of March 8, 2018, by and among Guidewire Software, Inc., Goldman, Sachs & Co. LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities LLC, as representatives of the underwriters.

5.1	Opinion of Goodwin Procter LLP

5.2	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

23.2	Consent of Goodwin Procter LLP (contained in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2018

GUIDEWIRE SOFTWARE, INC.

By:	/s/ Richard Hart
Richard Hart
Chief Financial Officer